                                Registration No. 333-___________
  As filed with the Securities and Exchange Commission on
                     June 6, 2000
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         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C.  20549
      ----------------------------------------
                      FORM S-8
            REGISTRATION STATEMENT UNDER
             THE SECURITIES ACT OF 1933
      ----------------------------------------


                1ST STATE BANCORP, INC.
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(Exact Name of Registrant as Specified in Its Charter)



VIRGINIA                                         56-2130744
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(State or Other Jurisdiction of               (I.R.S. Employer
Incorporation or Organization)               Identification No.)


                        455 SOUTH MAIN STREET
                BURLINGTON, NORTH CAROLINA  27216-1797
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              (Address of Principal Executive Offices)

       1ST STATE BANCORP, INC. MANAGEMENT RECOGNITION PLAN
    1ST STATE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
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                     (Full Title of the Plans)

                    JAMES C. MCGILL, PRESIDENT
                      1ST STATE BANCORP, INC.
                       455 SOUTH MAIN STREET
             BURLINGTON, NORTH CAROLINA  27216-1797
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            (Name and Address of Agent For Service)

                         (336) 227-8861
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(Telephone Number, Including Area Code, of Agent For Service)

                          Copies to:
                   JOEL E. RAPPOPORT, ESQUIRE
         STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP
                 1220 19TH STREET N.W., SUITE 700
                     WASHINGTON, D.C.  20036
                        (202) 822-9611

                   CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________
                        Amount    Proposed Maximum  Proposed Maximum     Amount of
Title of Securities     To Be      Offering Price  Aggregate Offering  Registration
to Be Registered      Registered     Per Share          Price               Fee
____________________________________________________________________________________
Common Stock,
  $.01 par value        442,837       $18.50        $8,192,484.50       $2,162.82
____________________________________________________________________________________

   (1) Maximum number of shares issuable under the 1st State Bancorp, Inc. Management Recognition Plan (126,525 shares) and the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan (316,312 shares), together with an indeterminate number of shares being registered hereby as a result of an increase in the number of shares issuable under such plans as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend, reclassification, recapitalization or similar adjustment in the Registrant's common stock.
   (2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market on June 5, 2000 of $18.50 per share ($8,192,484.50 in the aggregate).

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                        PART I
         INFORMATION REQUIRED IN THE SECTION
                  10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

     *This registration statement relates to the registration of 442,837 shares of Common Stock, $.01 par value per share, of 1st State Bancorp, Inc. (the "Company") reserved for issuance and delivery under the 1st State Bancorp, Inc. Management Recognition Plan and the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan (together, the "Plans"). Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plans in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                       PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     The following documents filed by 1st State Bancorp, Inc.
(the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 23, 1999 (Commission File No. 0-25859).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed with the Commission on February 14, 2000 (Commission File No. 0-25859).

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May
15, 2000 (Commission File No. 0-25859).

     (d) The description of the Company's Securities as contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 23, 1999.

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
        Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
        Not Applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Directors, officers and employees of the registrant may be entitled to benefit from the indemnification provisions contained in the Virginia Stock Corporation Act (the "VSCA") and the registrant's Articles of Incorporation. The general effect of these provisions is summarized below.

     In accordance with Sections 13.1-696 through 13.1-704 of the VSCA, a director or officer of the registrant generally shall be indemnified in the defense of a proceeding if they are successful. A corporation may indemnify a director, officer, employee or agent under the circumstances in the preceding sentence and in other circumstances if (i) he conducted himself in good faith; and (ii) he believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the individual. The above standard of conduct is determined by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the proceeding, or majority vote of a duly designated committee of the board of directors, special legal counsel, or the shareholders as prescribed in Section 13.1-701.

     Sections 13.1-698 and 13.1-702 of the VSCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 13.1-700.1.

     In addition, Section 13.1-704 of the VSCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals, except an indemnity against willful misconduct or a knowing violation of criminal law.

     Article XVI of the registrant's Articles of Incorporation provides that the registrant shall indemnify, to the fullest extent permissible under the VSCA, any individual who is or was a director, officer, employee or agent of the registrant, and any individual who serves or served at the registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. In addition, the registrant must pay reasonable expenses incurred by any person identified in the preceding sentence who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the registrant of:
(i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the registrant as authorized in Article XVI has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     Article XVI further provides that the registrant shall purchase and maintain insurance on behalf of any person who holds or who has held any position as a director or officer of the registrant against any liability incurred by him or her in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him or her against such liability under Article XVI.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

       Not applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

     5.1  Opinion of Stradley Ronon Housley Kantarian &
          Bronstein, LLP as to the validity of the Common
          Stock being registered

    23.1  Consent of Stradley Ronon Housley Kantarian &
          Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

    23.2  Consent of KPMG LLP

    24 Power of Attorney (contained in signature page to this registration statement)

    99.1 1st State Bancorp, Inc. Management Recognition Plan and associated trust agreement

    99.2  1st State Bancorp, Inc. 2000 Stock Option and
          Incentive Plan

    99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the 1st State Bancorp, Inc.2000 Stock
          Option and Incentive Plan

    99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the 1st State Bancorp, Inc. 2000 Stock
          Option and Incentive Plan

    99.5  Notice of MRP Award

    99.6 Memorandum concerning taxation of MRP Awards, and associated election form

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)   To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregrate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
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              (iii)  To include any material information with
     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                     SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Burlington, State of North Carolina, on June 6, 2000.

                        1st STATE BANCORP, INC.



                        By:/s/ James C. McGill
                           --------------------------
                           James C. McGill
                           President and Chief Executive Officer
                           (Duly Authorized Representative)

                  POWER OF ATTORNEY

     We, the undersigned directors of 1st State Bancorp, Inc., hereby severally constitute and appoint James C. McGill, who may act, with full power of substitution, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said James C. McGill, who may act, may deem necessary or advisable to enable 1st State Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of 1st State Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said James C. McGill, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signatures                           Title                            Date
   ----------                           -----                            ----
/s/ James C. McGill              President, Chief Executive          June 6, 2000
-----------------------------    Officer and Director
James C. McGill                  (Principal Executive Officer)


/s/ A. Christine Baker           Treasurer, Secretary and            June 6, 2000
-----------------------------    Executive Vice President
A. Christine Baker               (Principal Financial and
Chief Financial Officer          Accounting Officer)


/s/ James A. Barnwell, Jr.       Director                            June 6, 2000
-----------------------------
James A. Barnwell, Jr.

/s/ Bernie C. Bean               Director                            June 6, 2000
-----------------------------
Bernie C. Bean

/s/ Richard C. Keziah            Director                            June 6, 2000
-----------------------------
Richard C. Keziah

/s/ James G. McClure             Director                            June 6, 2000
-----------------------------
James G. McClure


/s/ T. Scott Quakenbush          Director                            June 6, 2000
-----------------------------
T. Scott Quakenbush

/s/ Richard H. Shirley           Director                            June 6, 2000
-----------------------------
Richard H. Shirley

/s/ Virgil L. Stadler            Director                            June 6, 2000
-----------------------------
Virgil L. Stadler

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
                  INDEX TO EXHIBITS

Exhibit   Description

  5.1     Opinion of Stradley Ronon Housley Kantarian &
          Bronstein, LLP as to the validity of the Common
          Stock being registered

  23.1    Consent of Stradley Ronon Housley Kantarian &
          Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

  23.2    Consent of KPMG LLP

  24 Power of Attorney (contained in signature page to this registration statement)

  99.1 1st State Bancorp, Inc. Management Recognition Plan and associated trust agreement

  99.2    1st State Bancorp, Inc. 2000 Stock Option and
          Incentive Plan

  99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the 1st State Bancorp, Inc.2000 Stock
          Option and Incentive Plan

  99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the 1st State Bancorp, Inc. 2000 Stock
          Option and Incentive Plan

  99.5    Notice of MRP Award

  99.6 Memorandum concerning taxation of MRP Awards, and associated election form